UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004 (April 7, 2004)

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591	33-0245076
(Commission File No.)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure.

On April 7, 2004 and April 8, 2004, Epimmune Inc. (“Epimmune") sold an aggregate of 2,466,379 shares of common stock and warrants to purchase up to 1,233,188 shares of common stock, for a total of $5.5 million or $5.1 million, net of the placement agent fee, pursuant to two purchase agreements dated April 7, 2004 and April 8, 2004. The purchase price of each security, which is the combination of one share of common stock and, for each two shares purchased, a warrant to purchase one share of common stock, was priced at the market value of $2.2125, which is equal to or greater than the sum of the closing bid price of Epimmune common stock as quoted on the Nasdaq National Market on the dates of execution of the respective purchase agreements, and $0.0625, the imputed value of 50% of a warrant. Each warrant to purchase common stock has an exercise price equal to 120% of $2.2125, or $2.6550. In connection with the financing, Epimmune agreed to register for resale the shares of common stock and the shares of common stock underlying the warrants.

Jefferies & Company, Inc. acted as exclusive financial advisor to and sole placement agent for Epimmune. In addition to the placement agency fee, the Company agreed to issue Jefferies & Company a warrant to purchase 250,000 shares of common stock at an exercise price equal to 120% of $2.2125, or $2.6550. Epimmune will also register the shares underlying this warrant for resale.

On April 13, 2004, Epimmune issued the press release that is attached as Exhibit 99.1. In addition, the documents in connection with the financing are attached as Exhibits 4.1, 4.2 and 4.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

4.1	Unit Purchase Agreement dated April 7, 2004 between Epimmune and the Purchasers listed on Exhibit A.

4.2	Unit Purchase Agreement dated April 8, 2004 between Epimmune and the Purchaser listed on Exhibit A.

4.3	Form of Warrant.

99.1	Press Release of Epimmune Inc. dated April 13, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.
Dated: April 13, 2004	By:	/s/ Robert De Vaere
Robert De Vaere
Vice President, Finance and Chief Financial Officer (Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

4.1	Unit Purchase Agreement dated April 7, 2004 between Epimmune and the Purchasers listed on Exhibit A.

4.2	Unit Purchase Agreement dated April 8, 2004 between Epimmune and the Purchaser listed on Exhibit A.

4.3	Form of Warrant.

99.1	Press Release of Epimmune Inc. dated April 13, 2004.